EXHIBIT 10.15

                                 PROMISSORY NOTE
$200,000.00

         FOR VALUE RECEIVED, AVID SPORTSWEAR & GOLF CORP., a Nevada corporation (hereinafter referred to as "Maker") promises to pay to the order of DANIEL PAETZ, the sum of Two Hundred Thousand Dollars ($200,000.00), at 7290 Waterview Point, Noblesville, IN 46060 or at such other place as the holder hereof may direct in writing, with interest thereon at the rate of the prime rate of Bank One, N.A. until default and then at twelve per centum (12%) per annum after maturity until paid, with attorneys' fees and costs of collection, and without relief from valuation and appraisement laws. Interest shall accrue until January 31, 2000. Principal shall be paid from any proceeds from the Private Placement Memorandum issued in December, 1999 by Maker. If this Note is not repaid in full on or before January 31, 2000, then the principal shall be paid on or before August 1, 2000, interest shall be paid on the 1st day of February, 2000 and on the 1st day of each month thereafter, and Maker shall cause stock warrants of Maker of 100,000 shares at exercise price of $.50 per share exercisable at any time on or before August 1, 2003, to be delivered to holder.

         The Maker and endorser waive demand, presentment, protest, notice of protest and notice of nonpayment or dishonor of this Note, and each of them consents to extension of the time of payment of this Note. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. This Note shall be governed by the laws of the State of Indiana.

         No delay or omission on the part of the holder hereof in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or further exercise thereof or any other right or remedy.

         Signed this 23rd day of December, 1999.

                                   AVID SPORTSWEAR & GOLF CORP., a
                                   Nevada corporation



                                   By:
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                                   Address:      Avid Sportswear & Golf Corp.
                                                 22 South Links Avenue
                                                 Suite 204
                                                 Sarasota, Florida 34236